EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-212234) on Form S‑8 of our report dated June 29, 2022, which appears in this annual report on Form 11-K of the Energy Services of America Staff 401(k) Retirement Savings Plan for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania
June 29, 2022

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